EXHIBIT 99
SUPERIOR BANCORP EARNINGS INCREASE 50%
AS COMMUNITY MERGER COMPLETED
•	Operating Earnings of $0.08 per Share

•	Net Income of $0.06 per Share

•	Community Bancshares Acquisition Completed — Adds $560 Million in Assets
          Birmingham, Alabama, January 29, 2007: Superior Bancorp (NASDAQ: SUPR) announced today its fourth quarter 2006 operating earnings of $2.4 million, or $0.08 per common share. Operating earnings reflect net income adjusted to exclude after-tax merger-related expenses and management separation costs.
     CEO Stan Bailey stated, “Superior established 2006 as a growth year in terms of franchise expansion, balance sheet growth through partnerships with other community banks and through organic growth, while improving earnings performance and credit quality. I consider 2006 a very successful year, resulting in the creation of a $2.4 billion community bank with 57 banking offices from Huntsville, Alabama to Tampa, Florida. Now, we are focusing our efforts in 2007 on enhancing shareholder value through improved earnings performance and the integration of our new partners into a cohesive franchise serving high-growth markets in Alabama and Florida.”
     Net income for the fourth quarter 2006 was $2.1 million, or $0.06 per common share, including the $347,000 after-tax effect of merger-related expenses and management separation costs. This represents a 50% increase in net income per common share, when compared to $813,000, or $.04 per share for the third quarter of 2006. A reconciliation of net income to operating earnings is provided in the selected financial data. For the year 2006, Superior Bancorp’s net income was $5.0 million, or $0.21 per common share, compared to a loss of $(5.8) million, or $(0.42) per common share, in 2005.
     At December 31, 2006, Superior’s total assets had increased 72% to $2.439 billion, compared to total assets of $1.415 billion at December 31, 2005. Loans, net of unearned interest, increased $677 million, or 70%, to $1.640 billion from $963 million at December 31, 2005. Deposits increased $825 million, or 79%, to $1.869 billion at December 31, 2006 from $1.044 billion at December 31, 2005. The Community and Kensington acquisitions contributed in aggregate approximately $470 million of loans and $700 million of deposits, respectively, to the balance sheet growth. Excluding acquisitions, Superior grew its loan portfolio approximately 21% and deposits approximately 11% during 2006.
     Net interest margin increased to 3.34% for the fourth quarter of 2006 from 3.26% for the fourth quarter of 2005. Fourth quarter 2006 net interest margin increased 0.30% from 3.04% in third quarter of 2006. This increase was largely due to the merger with Community Bank, the completion of approximately $150 million of transactions undertaken to deleverage the balance sheet, and the impact of purchase accounting relating to the Community and Kensington acquisitions.
     Asset quality continued to improve, as indicated by a 0.05% decline in non-performing assets (“NPAs”) to 0.63% of total loans plus NPAs at December 31, 2006 compared to 0.68% at December 31, 2005. Net loan charge-offs as a percentage of average loans declined to 0.18% during the fourth quarter of 2006 compared to 0.32% in the fourth quarter of 2005. The allowance for loan losses at December 31, 2006 was $18.9 million, or 1.15% of net loans, compared to $12.0 million, or 1.24% of net loans, at December 31, 2005.
     During 2006, Superior announced and closed two banking partnerships through its acquisitions of 1st Kensington Bank of Tampa, Florida, with $340 million in assets, and Community Bank in North Alabama, with $560 million in assets. In early 2007, Superior announced an agreement to merge with the $325 million asset Peoples Community Bank of Sarasota, Florida. Upon completion of the Peoples acquisition and the 13 announced de novo branches, Superior will be a $2.8 billion community bank operating 73 offices in Alabama and Florida. The Peoples acquisition is currently expected to be completed in the second quarter of 2007, subject to the satisfaction of customary conditions to closing and the approval of the stockholders of Peoples.
     Looking forward, Superior expects to focus its short-term efforts on the integration of Kensington and Community while continuing its longer-term plan of expansion by opening approximately 13 new banking offices over the next 18 months in North Alabama and Florida.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Superior’s management uses these “non-GAAP” measures in their analysis of Superior’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Superior’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Superior’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Such “forward looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp.; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.
     Superior Bancorp disclaims any intent or obligation to update “forward looking statements.”
     More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling
1-877-326-BANK (2265).
FOR MORE INFORMATION CONTACT:
Company Contact: Rick Gardner, Chief Operating Officer, (205) 327-3616, or Chris Gossett, Chief Accounting Officer, (205) 327-3514

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

	As of and for the Three Months		As of and for the Twelve Months
	Ended Dec. 31,		Ended Dec. 31,
	2006	2005	2006	2005
Selected Average Balances :
Total assets	$2,183,425	$1,389,860	$1,683,325	$1,403,193
Loans, net of unearned income	1,481,121	942,234	1,159,083	931,919
Mortgage loans held for sale	18,801	15,843	17,761	15,293
Investment securities	362,936	247,396	286,733	262,595
Total interest-earning assets	1,922,535	1,234,594	1,499,297	1,246,830
Noninterest-bearing deposits	160,366	94,645	111,757	93,564
Interest-bearing deposits	1,488,958	968,762	1,152,017	972,915
Advances from FHLB	218,322	150,057	191,612	147,145
Federal funds borrowed and security repurchase agreements	29,550	22,097	32,607	25,226
Junior subordinated debentures owed to unconsolidated subsidiary trusts	38,051	31,959	33,642	31,959
Total interest-bearing liabilities	1,782,090	1,174,403	1,414,290	1,192,171
Stockholders’ Equity	220,154	103,928	140,827	101,804

Per Share Data:
Net income (loss) — basic (1)	$0.07	$0.06	$0.21	$(0.42)
— diluted (1)(2)	$0.06	$0.05	$0.21	$(0.42)
Weighted average shares outstanding — basic	31,122	19,847	23,409	19,154
Weighted average shares outstanding — diluted (2)	31,720	20,541	24,034	19,154
Common book value per share at period end	$7.95	$5.21	$7.95	$5.21
Tangible common book value per share at period end	$4.30	$4.61	$4.30	$4.61
Common shares outstanding at period end	34,652	20,172	34,652	20,172

Performance Ratios and Other Data:
Return on average assets (3)	0.37%	0.31%	0.30%	(0.41)%
Return on average stockholders’ equity (3)	3.71	4.17	3.55	(5.68)
Net interest margin (3)(4)(5)	3.34	3.26	2.93	3.14
Net interest spread (3)(5)(6)	3.02	3.08	3.18	3.00
Noninterest income to average assets (3)(7)	0.60	0.81	0.66	0.77
Noninterest expense to average assets (3)(8)	2.83	3.06	2.87	3.14
Efficiency ratio (9)	80.01	82.27	82.23	87.99
Average loan to average deposit ratio	90.94	90.42	93.12	88.82
Average interest-earning assets to average interest bearing liabilities	107.88	105.13	106.01	104.58
Intangible assets (10)	$126,789	$12,090	$126,789	$12,090

Assets Quality Ratios:
Nonaccrual loans	$7,773	$4,550	$7,773	$4,550
Accruing loans 90 days or more delinquent	514	49	514	49
Restructured loans	305	153	305	153
Other real estate owned/repossessed assets	1,821	1,842	1,821	1,842
Net loan charge-offs	662	763	2,316	4,032
Allowance for loan losses to nonperforming loans	240.30%	252.76%	240.30%	252.76%
Allowance for loan losses to loans, net of unearned income	1.15	1.25	1.15	1.25
Nonperforming assets (“NPA’s”) to loans plus NPA’s, net of unearned income	0.63	0.68	0.63	0.68
Nonaccrual loans to loans, net of unearned income	0.47	0.47	0.47	0.47
Net loan charge-offs to average loans (3)	0.18	0.32	0.20	0.43
Net loan charge-offs as a percentage of:
Provision for loan losses	101.85	101.73	92.64	115.20
Allowance for loan losses (3)	13.90	25.20	12.26	33.57

(1)	-	Earnings per share for the twelve-month period ended December 31, 2005 has been calculated on net income (loss) adjusted for preferred stock dividends of $305,000 and the effect of the preferred stock conversion totaling $2,006,000.

(2)	-	Common stock equivalents (“CSE’s”) of 1,002,000 were not included for the twelve-month period ended December 31, 2005 because their effect was anti-dilutive.

(3)	-	Annualized for the three- and twelve-month periods ended December 31, 2006 and 2005.

(4)	-	Net interest income divided by average interest earning assets.

(5)	-	Calculated on a taxable equivalent basis.

(6)	-	Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(7)	-	Noninterest income has been adjusted to exclude certain items such as gain on sale of assets, insurance proceeds, changes in fair value of derivatives and investment security gains(losses).

(8)	-	Noninterest expense has been adjusted to exclude certain items such as merger related costs, subsidiary startup costs, loss on sale of assets and management separation costs.

(9)	-	Efficiency ratio is calculated by dividing noninterest expense, adjusted to exclude certain items such as management separation costs, losses on other real estate and the loss on sale of assets, by noninterest income, adjusted for gain on sale of assets, insurance proceeds, changes in fair value of derivatives and investment security gains (losses), plus net interest income on a fully tax equivalent basis.

(10)	-	Intangible assets as of December 31, 2006 consist of goodwill of $111,727,000, core deposit intangibles, net of amortization, of $14,998,000, and other intangible assets of $64,000.

Superior Bancorp and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in Thousands)

	As of
	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$54,092	$35,088
Interest-bearing deposits in other banks	10,728	9,772
Federal funds sold	19,319	—
Investment securities available for sale	362,525	242,306
Tax lien certificates	16,313	289
Mortgage loans held for sale	24,433	21,355
Loans, net of unearned income	1,639,528	963,253
Less: Allowance for loan losses	(18,892)	(12,011)

Net loans	1,620,636	951,242

Premises and equipment, net	94,626	56,017
Accrued interest receivable	14,372	7,081
Stock in FHLB and Federal Reserve Bank	13,382	10,966
Cash surrender value of life insurance	40,598	39,169
Goodwill and other intangibles	126,789	12,090
Other assets	41,346	30,094

Total assets	$2,439,159	$1,415,469

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$189,527	$92,342
Interest-bearing	1,679,255	951,354

Total deposits	1,868,782	1,043,696

Advances from FHLB	187,840	181,090
Federal funds borrowed and security repurchase agreements	30,637	33,406
Notes payable	5,545	3,755
Junior subordinated debentures owed to unconsolidated subsidiary trusts	40,532	31,959
Accrued expenses and other liabilities	30,173	16,498

Total liabilities	2,163,509	1,310,404

Stockholders’ Equity
Common stock, par value $.001 per share; authorized 50,000,000 shares;
shares issued 34,732,345 and 20,221,456, respectively;
outstanding 34,651,669 and 20,171,633, respectively	35	20
Surplus	253,662	87,979
Retained earnings	26,491	21,494
Accumulated other comprehensive loss	(1,736)	(2,544)
Treasury stock, at cost	(716)	(341)
Unearned ESOP stock	(2,086)	(1,543)

Total stockholders’ equity	275,650	105,065

Total liabilities and stockholders’ equity	$2,439,159	$1,415,469

Superior Bancorp and Subsidiaries
Consolidated Statements of Operations
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest income
Interest and fees on loans	$30,682	$17,364	$92,720	$63,895
Interest on investment securities
Taxable	4,238	2,843	12,994	11,632
Exempt from Federal income tax	116	67	389	246
Interest on federal funds sold	341	106	569	460
Interest and dividends on other investments	746	278	2,166	1,047

Total interest income	36,123	20,658	108,838	77,280

Interest expense
Interest on deposits	15,678	8,004	46,511	27,915
Interest on FHLB advances and other borrowings	3,391	1,828	11,603	7,493
Interest on subordinated debentures	931	731	3,269	2,847

Total interest expense	20,000	10,563	61,383	38,255

Net interest income	16,123	10,095	47,455	39,025

Provision for loan losses	650	750	2,500	3,500

Net interest income after provision for loan losses	15,473	9,345	44,955	35,525

Noninterest income
Service charges and fees on deposits	1,530	1,170	4,947	4,687
Mortgage banking income	839	657	2,997	2,558
Investment security gains (losses)	—	29	—	(948)
Change in fair value of derivatives	331	(165)	374	(325)
Increase in cash surrender value of life insurance	357	413	1,579	1,544
Insurance proceeds	—	114	—	5,114
Other income	549	602	1,926	2,067

Total noninterest income	3,606	2,820	11,823	14,697

Noninterest expense
Salaries and employee benefits	8,738	5,727	26,805	23,104
Occupancy, furniture and equipment expense	2,430	1,742	7,821	7,680
Management separation costs	265	65	265	15,467
Merger related costs	285	—	635	—
Subsidiary startup costs	—	—	135	—
Other operating expense	4,399	3,243	14,194	14,369

Total noninterest expense	16,117	10,777	49,855	60,620

Income (loss) before income taxes	2,962	1,388	6,923	(10,398)

Income tax expense (benefit)	903	296	1,926	(4,612)

Net income (loss)	2,059	1,092	4,997	(5,786)

Preferred stock dividends	—	—	—	305
Effect of early conversion of preferred stock	—	—	—	2,006

Net income (loss) available to common stockholders	$2,059	$1,092	$4,997	$(8,097)

Basic net income (loss) per common share	$0.07	$0.06	$0.21	$(0.42)

Diluted net income (loss) per common share	$0.06	$0.05	$0.21	$(0.42)

Weighted average common shares outstanding	31,122	19,847	23,409	19,154
Weighted average common shares outstanding, assuming dilution	31,720	20,541	24,034	19,154

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

For the Three-Month
Period Ended
Reconciliation Table	December 31, 2006
Net income	$2,059
Merger-related items, net of tax	180
Management separation costs, net of tax	167

Operating earnings	$2,406

Diluted net income per common share	$0.06
Merger-related items, net of tax	0.01
Management separation costs, net of tax	0.01

Diluted operating earnings per common share	$0.08